UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2024

Immunocore Holdings plc
(Exact name of registrant as specified in its Charter)

England and Wales	001-39992	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

92 Park Drive, Milton Park Abingdon, Oxfordshire, United Kingdom	OX14 4RY
(Address of principal executive offices)	(Zip Code)
+44 1235 438600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing one ordinary share, nominal value £0.002 per share	IMCR	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.002 per share*	*	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On September 14, 2024, Immunocore Holdings plc (the “Company”) issued a press release announcing data from the Company’s Phase 1 clinical trial of brenetafusp, an ImmTAC bispecific therapy targeting PRAME, in heavily pre-treated patients with ovarian cancer, and translational data of KIMMTRAK and brenetafusp in previously treated, metastatic uveal melanoma patients. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

As disclosed in the press release, on September 14, 2024, the Company presented two posters at the 2024 European Society for Medical Oncology (“ESMO”) Congress: one with Phase 1 data of brenetafusp in patients with platinum resistant ovarian cancer and a second with pre-clinical data about the combination of chemotherapy with brenetafusp in cancer cells. On September 16, 2024, the Company will present translational Phase 1/2 data of KIMMTRAK and brenetafusp in previously treated, metastatic uveal melanoma patients during an oral proffered session at the ESMO Congress.

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated September 14, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOCORE HOLDINGS PLC

Dated: September 16, 2024	By:	/s/ Bahija Jallal, Ph.D.
		Name:	Bahija Jallal, Ph.D.
		Title:	Chief Executive Officer